UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 1, 2006

Cellegy Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Byberry Road, Bldg 13 Huntingdon Valley, Pa		19006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 914-0900

Same
(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events

On February 1, 2006, Cellegy Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that the Company has entered into a non-exclusive, developing world licensing agreement with the Contraceptive Research and Development Organization (CONRAD), in Arlington, Virginia, for collaboration on the development of Cellegy’s entire microbicide pipeline. The agreement encompasses the licensing of Savvy (1.0% C31G vaginal gel) currently in Phase 3 clinical trials in the United States and Africa; UC-781, currently in expanded Phase 1 trials in the United States and Thailand; and Cyanovirin-N, currently in pre-clinical development.

The Company also announced in the press release that Ms. Anne-Marie Corner will step down from her position as Senior Vice President For Women's Health of Cellegy, and will continue as an advisor to Cellegy to complete a smooth transition of her responsibilities.

A copy of the Company’s press release relating to the amendment is attached as Exhibit 99.1 and is incorporated by reference into this Item.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release dated February 1, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLEGY PHARMACEUTICALS, INC.

Date: February 6, 2006	By:	/s/ Robert J. Caso
Robert J .Caso
Vice President, Finance and Chief Financial Officer
(Duly Authorized Officer)